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Exhibit 5.1

[SCHWABE, WILLIAMSON & WYATT, P.C. LETTERHEAD]

September 13, 2004

Oregon Steel Mills, Inc.
1000 SW Broadway, Suite 2200
Portland, Oregon 97205

Ladies and Gentlemen:

        We are acting as counsel to Oregon Steel Mills, Inc., a Delaware Corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, relating to the registration of up to 8,625,000 shares ("Shares") of the common stock, $0.01 par value, of the Company, including 1,125,000 shares that are subject to an option granted to the underwriters solely to cover over-allotments, if any.

        We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Company's Restated Certificate of Incorporation, as amended, the Company's Bylaws as currently in effect, the Registration Statement, and such other corporate documents and records and other certificates, and we have made such investigations of law, as we have deemed necessary to render this opinion.

        Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, and when payment for the Shares is received by the Company, will be legally issued, fully paid and nonassessable.

        This opinion is limited to (1) applicable Federal law, (2) the laws of the State of Oregon, and (3) the General Corporation Law of the State of Delaware, the Delaware Constitution, and reported judicial decisions thereunder. We express no opinion as to any other laws.

        We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement and related prospectus.

Very truly yours,
/s/ SCHWABE, WILLIAMSON & WYATT P.C.
SCHWABE, WILLIAMSON & WYATT P.C.

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  Exhibit 5.1